HILLIARD-LYONS GOVERNMENT FUND, INC.

(A Maryland Corporation)

AMENDED AND RESTATED BY-LAWS

(Effective as of March 22, 2005)

 ARTICLE I

NAME OF CORPORATION, LOCATION OF OFFICES, AND SEAL

     Section 1.1.   Name: The name of the Corporation is Hilliard-Lyons Government Fund, Inc.

     Section 1.2.   Principal Office: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may also maintain an office in the City of Louisville, State of Kentucky. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     Section 1.3.   Seal: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, and the words “Corporate Seal, Maryland.” The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE II

STOCKHOLDERS

     Section 2.1.   Annual Meetings: The annual stockholders’ meeting for the election of Directors and the transaction of other proper business shall be held on such day as the Board of Directors shall establish within the month of January, except as set forth below. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice of meeting, except such business as is specifically required by statute to be stated in the notice. Notwithstanding the foregoing, the Corporation shall not be required to hold an annual stockholders’ meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “1940 Act”). If the Corporation is required to hold an annual meeting pursuant to this Section, the meeting shall be held in accordance with the last sentence of Section 3.5 of these By-Laws on a date determined by the Board of Directors.

     Section 2.2.   Special Meetings: Special meetings of the stockholders may be called at any time by the President or the Board of Directors. Special meetings of the stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meetings, provided that (a) such request state the purposes of such meeting and the matters proposed to be acted upon, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

     Section 2.3.   Place of Meeting: All stockholders’ meetings shall be held at the office of the Corporation in the City of Louisville, State of Kentucky, except that the Board of Directors may fix a different place of meeting, which shall be specified in each notice or waiver of notice of the meeting.

     Section 2.4.   Notice of Meetings: The Secretary or any Assistant Secretary shall cause notice of the place, date, and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at the stockholder’s address as it appears on the records of the Corporation. Notice may be given to all stockholders who share the same address in the manner permitted by law. Notice of any stockholders’ meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting and provided the time of the adjourned meeting is not more than 120 days after the original record date of the meeting.

     Section 2.5.   Voting – In General: At every stockholders’ meeting each stockholder shall be entitled to one vote for each share and a proportionate vote for each portion of a share of stock of the Corporation validly issued and outstanding and held by such stockholder. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the 1940 Act, all matters shall be decided by a vote of the majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present. The vote upon any question shall be by written ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     Section 2.6.   Stockholders Entitled to Vote: If, pursuant to Section 7.6 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders’ meeting, each stockholder of the Corporation shall be entitled to vote, in person by written ballot or by proxy, each share of stock outstanding in the name of the stockholder on the books of the Corporation on such record date. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date on which notice of the meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting.

     Section 2.7.   Voting – Proxies: Stockholders may authorize the voting of their shares by proxy authorized in writing signed by the stockholder or by the stockholder’s authorized agent, or authorized in any manner provided by Maryland law, including, without limitation, by electronic or telephonic means. No proxy shall be voted on after eleven months from its date unless it provides for a longer period. Proxies shall be dated, but need not be sealed, witnessed, or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if authorized by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them and such other related information as may be required by law. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. At all meetings of stockholders, unless the voting is conducted by inspection, all questions relating to the qualification of voters and validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

     Section 2.8.   Quorum: The presence at any stockholders’ meeting in person or by proxy, of stockholders entitled to cast a majority of the votes thereat shall be necessary and sufficient to constitute a quorum of the transaction of business. Even if there is a quorum, the meeting may, if necessary, be adjourned in the same manner set forth in Section 2.9 of these By-Laws.

     Section 2.9.   Absence of Quorum: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, the Chairman of the meeting, may adjourn the meeting without further notice other than announcement at the meeting to a date not more than 120 days after the original record date of the meeting. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 2.10.   Stock Ledger and List of Stockholders: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation’s transfer agent in Boston, Massachusetts. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 2.11.   Action Without Meeting: Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders and such consent is filed with the records of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

     Section 3.1.   Number and Term of Office: The Board of Directors shall consist of three Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors, provided that the number of Directors shall not be less than one nor more than fifteen. Each Director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

     Section 3.2.   Qualification of Directors: The members of the Board of Directors shall meet the applicable requirements of the 1940 Act with respect to their qualifications to serve, including, as applicable, their independence.

     Section 3.3.   Election of Directors: Initially, the Directors of the Corporation shall be those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.4 and 3.5 hereof, the Directors shall be elected by stockholders to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. Directors shall be elected by a plurality of all votes cast on the matter at a meeting at which a quorum is present.

     Section 3.4.   Removal or Resignation of Directors: At any stockholders’ meeting, provided a quorum is present, any Director may be removed (either with or without cause) by the vote of the holders of a majority of the outstanding shares, and at the same meeting a duly qualified person may be elected by a plurality of the votes validly cast. Any Director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified in such notice or, if none be specified, at the time of its receipt, and unless tendered to take effect upon acceptance, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.5.   Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal, or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum; provided, immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, less than a majority of the Directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by rule or order extend such period.

     Section 3.6.   General Powers: The property, affairs, and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.

     Section 3.7.   Annual and Regular Meetings: The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held without notice following the annual meeting of stockholders each year and if no such meeting of stockholders shall take place in a given year, then the annual meeting of the Board of Directors shall be held in December. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). Notice of such regular meetings need not be given; provided, that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 3.8.   Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the President or Secretary (or, in the absence or disability of the President and Secretary, by an Vice President), or a majority of the Directors then in office; at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

     Section 3.9.   Notice: Notice of special meetings, stating the time and place, shall be mailed to each Director at his or her residence or regular place of business at least five days before the day on which a special meeting is to be held or caused to be delivered to him or her personally or to be transmitted to him or her by telegraph, cable, wireless or electronic means (including by e-mail) at least one day before the meeting.

     Section 3.10.   Waiver of Notice: No notice of any meeting need to be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing, which may include an electronic writing (which waiver shall be filed with records of such meeting), whether before or after the time of the meeting.

     Section 3.11.   Quorum and Voting: At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation, or by these By-Laws.

     Section 3.12.   Compensation: Each Director may receive such remuneration for his or her services, including reimbursement of expenses incurred, as shall be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.13. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the minutes of proceedings of the Board.

ARTICLE IV

EXECUTIVE COMMITTEE AND COMMITTEES

     Section 4.1.   How Constituted: By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, each consisting of at least one Director.

     Section 4.2.   Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be delegated to a committee of the Board of Directors.

     Section 4.3.   Other Committees of the Board of Directors: To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to a committee of the Board of Directors.

     Section 4.4.   Proceedings, Quorum, and Manner of Acting: In the absence of appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

ARTICLE V

OFFICERS

     Section 5.1.   General: The officers of the Corporation shall be a Chairman, a President, a Chief Compliance Officer, a Secretary, and a Treasurer, and may include one more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.12 hereof.

     Section 5.2.   Election, Term of Office, and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.12 hereof) shall be chosen by the Board of Directors at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in Section 5.3, 5.4, and 5.5 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except the offices of the President and Vice President shall not be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than on capacity, if such instrument is required by law, by the Articles of Incorporation, or by these ByLaws to be executed, acknowledged, or verified by two or more officers.

     Section 5.3.   Resignation: Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.4.   Removal: Any officer may be removed from office, whenever in the Board’s judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at any regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 5.5.   Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.12 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

     Section 5.6.   Chairman of the Board: The Chairman of the Board shall, in the absence or disability of the President, preside at all stockholders’ meetings and shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to the Chairman from time to time by the Board of Directors.

     Section 5.7. President: The President shall be the chief executive officer of the Corporation and shall preside at all stockholders’ meetings. Subject to the supervision of the Board of Directors, he or she shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees, and agents. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 5.8.   Vice President: The Board of Directors may from time to time, designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence of disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all powers of and be subject to all the restrictions upon the President.

     Section 5.9.   Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of the Corporation of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all the Treasurer’s transactions. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be placed at the principal office of the Corporation in the State of Maryland within 120 days after the end of the Corporation’s fiscal year. The Treasurer shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he or she may perform all the duties of the Treasurer.

     Section 5.10.   Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders, Directors, the Executive Committee, and other committees in a book to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates, and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. The Secretary shall perform such other duties as pertain to the office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

     Section 5.11.   Chief Compliance Officer: The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation’s written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Directors or such committees thereof as the Directors may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the 1940 Act), meet at least annually with the Independent Directors and otherwise abide by the requirements of said Rule 38a-1. The Directors, including a majority of the Independent Directors, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Directors, including a majority of the Independent Directors.

     Section 5.12.   Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents to prescribe their respective rights, terms of office, authorities, and duties.

     Section 5.13.   Surety Bonds: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds, or securities that may come into his or her hands.

ARTICLE VI

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

     Section 6.1.   General: Subject to the provisions of Sections 5.7 hereof, all deeds, documents, transfers, contracts, agreements, and other instruments requiring execution by the Corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     Section 6.2.   Checks, Notes, Drafts, etc.: Except as otherwise authorized by the Board of Directors, all checks and drafts for the payment of money shall be signed in the name of the Corporation by its custodian, and all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefore, all promissory notes, all assignments of shares or securities standing in the name of the Corporation, and all requisitions or orders for the assignment of shares or securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by not less than two of its officers. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee.

     Section 6.3.   Voting of Securities: Unless otherwise ordered by the Board of Directors, any officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of the stockholders of any company in which the Corporation may hold stock. At any such meeting, any officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock.

ARTICLE VII

CAPITAL STOCK

     Section 7.1.   Certificates: Each stockholder shall be entitled, upon request and upon payment of such charge as the Board of Directors may establish, to a certificate or certificates which shall represent and certify the number and kind and class of full shares owned by the stockholder in the Corporation. No certificates shall be issued for fractional shares. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

     Section 7.2.   Uncertificated Shares: The Corporation’s stock ledger shall be deemed to represent and certify the number of full and/or fractional shares owned of record by a stockholder in those instances where a stock certificate for such shares has not been issued.

     Section 7.3.   Transfers of Shares: The shares of stock of the Corporation shall be transferable on the books of the Corporation at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the Corporation or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of stock surrendered for cancellation, and with such proof of the authenticity of the signatures as the Corporation or its transfer agent may reasonably require. The transfer shall be recorded on the books of the Corporation, the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.

     Section 7.4.   Registered Stockholders: The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     Section 7.5.   Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

     Section 7.6.   Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 90 days, and in the case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

     Section 7.7.   Lost, Stolen, or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or the owner’s legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VIII

DEPOSITORIES AND CUSTODIANS

     Section 8.1.   Depositories: The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

     Section 8.2.   Custodians: All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

ARTICLE IX

FISCAL YEAR, ACCOUNTANT

     Section 9.1.   Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months beginning on the 1st day of September in each year and ending on the 31st day of the following August.

     Section 9.2.   Accountant: The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements of the Corporation.

ARTICLE X

AMENDMENTS

     Section 10.1.   General: Except as provided in Section 10.2 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a)   the holders of record of the outstanding shares of stock of the Corporation entitled to vote at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

     (b)   the Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law.

Section 10.2.   Stockholders Only:

     (a)   No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders.

     (b)   From and after the issue of any shares of the Common Stock of the Corporation, no amendment of this Article X or Article XI shall be made except by the stockholders of the Corporation.

ARTICLE XI

MISCELLANEOUS

     (A)   Except as hereinafter provided, no officer or Director of the Corporation and no officer or director of the investment adviser of the Corporation (as that term is defined in the 1940 Act) or of any underwriter of the Corporation, and no investment adviser or underwriter of the Corporation, shall take long or short positions in the securities issued by the Corporation. The foregoing provision shall not prevent the purchase from the Corporation of shares issued by the Corporation by any officer or Director of the Corporation or by any partner, officer, director or stockholder of the investment adviser of the Corporation at the price available to the public generally at the moment of such purchase or, to the extent that any such person is a stockholder, at the price available to stockholders of the Corporation generally at the moment of such purchase, or as described in the current prospectus of the Corporation.

     (B)   The Corporation shall not lend assets of the Corporation to any officer or Director of the Corporation, or to any partner, officer, director, or stockholder of, or person financially interested in, the investment adviser or any underwriter of the Corporation, or to the investment adviser of the Corporation or to any underwriter of the Corporation.

     (C)   The Corporation shall not impose any restrictions upon the transfer of the shares of the Corporation, but this requirement shall not prevent the charging of customary transfer agent fees.

     (D)   The Corporation shall not permit any officer or Director, or any officer, director or stockholders of the investment adviser or any underwriter of the Corporation to deal for or on behalf of the Corporation with himself as principal or agent, or with any partnership, association, or corporation in which he has a financial interest; provided, that the foregoing provisions shall not prevent (a) officers and Directors of the Corporation from buying, holding, or selling shares in the Corporation, or from being officers, directors or stockholders of or otherwise financially interested in the investment adviser or any underwriter of the Corporation; (b) purchases or sales of securities or other property by the Corporation from or to an affiliated person or to the investment adviser or any underwriter of the Corporation if such transaction is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments for the portfolio of the Corporation or sales of investments owned by the Corporation through a security dealer who is, or one or more of whose stockholders, officers, or directors is, an officer or Director of the Corporation, if such transactions are handled in the capacity of broker only and commissions charged do not exceed brokerage charges for such services; (d) employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian who is, or has a partner, stockholder, officer, or director who is, an officer or Director of the Corporation, if only customary fees are charged for services to the Corporation; or (e) sharing statistical, research, legal, and management expenses and office hire and expenses with any other investment company in which an officer or Director of the Corporation is an officer or director or otherwise financially interested.